Exhibit 99.1

May 16, 2012

FOR IMMEDIATE RELEASE

Contacts:
Tamera Gjesdal	Cynthia Williams
Senior Vice President	Executive Vice President
Investor Relations	Corporate Communications
(336) 733-3058	(336) 733-1478
tgjesdal@bbandt.com	cynthia.williams@bbandt.com

BB&T Corporation CFO to speak May 22
at Deutsche Bank’s Global Financial Services
Investor Conference

WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today announced that Chief Financial Officer Daryl Bible will present at Deutsche Bank’s 2012 Global Financial Services Investor Conference in New York City May 22 at 11:40 a.m. EDT.

A live webcast of Bible’s presentation will be available at www.BBT.com/webcasts and will be archived for 30 days.

About BB&T
BB&T Corporation (NYSE: BBT) is one of the largest financial services holding companies in the U.S. with $174.8 billion in assets and market capitalization of $21.9 billion, as of March 31, 2012. Based in Winston-Salem, N.C., the company operates approximately 1,800 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by J.D. Power and Associates, the U.S. Small Business Administration, Greenwich Associates and others. More information about BB&T and its full line of products and services is available at www.BBT.com.

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